Exhibit 10.25

CONTRACT

Of nickel-cobalt ores extraction at Novo-Shandashinsky, Vostochno-Shandashinsky, III-
Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits in Aktyubinsk oblast of the Republic of Kazakhstan

Concluded in accordance with the Licenses of the following series МГ N 414, N 415, N 420,
N 421, N 425 and N 426 dated October 12, 1995

between

Ministry of energy and natural resources of the Republic of Kazakhstan

And

Joint Venture Kimpesaysky mine group

(English Translation)

Almaty, 1997

CONTENT

Preamble
Article 1. Definitions
Article 2. Contract mission
Article 3. Terms of the Contract
Article 4. Contract territory
Article 5. Ownership of property and information
Article 6.  Government’s right of natural resources acquisition and requisition
Article 7. General rights and obligations of the Parties
Article 8. Work program
Article 9. Social infrastructure development
Article 10. Industrial training
Article 11. Stage of production
Article 12. Calculation and accounting
Article 13. Nickel-cobalt ores measuring
Article 14. Subcontracted works implementation
Article 15. Financing
Article 16. Taxes and payments
Article 17. Accounting
Article 18. Insurance
Article 19. Liquidation and liquidation fund
Article 20. Conservation of mineral resources and environment
Article 21. Population and personnel security
Article 22. Parties’ responsibility for the Contract terms violation
Article 23. Force majeur
Article 24. Confidentiality
Article 25. Transfer of authority and obligations
Article 26. Applicable law
Article 27. Dispute resolution
Article 28. Contract stability guarantees
Article 29. Terms of cancellation and termination of the Contract
Article 30. The language of the Contract
Article 31. Other provisions

Appendixes

Appendix 1. Work program to the Contract
Appendix 2. Licenses for the right to use subsurface mineral resources in the Republic of Kazakhstan of the following series МГ N 414, N 415, N 420, N 421, N 425 and N 426
Appendix 3. Expert’s report and coordination

Preamble

      The present Contract was concluded on 15 July, 1997 between Ministry of energy and natural resources of the Republic of Kazakhstan (hereinafter referred to as Competent authority) which was entitled to hold negotiations, determine the terms and sign the given Contract and the Joint Venture Kimpesaysky mine group (hereinafter referred to as Contractor) which was established in accordance with the legislation of the Republic of Kazakhstan and granted with the Licenses of the following series МГ N 414, N 415, N 420, N 421, N 425 and N 426 dated October 12, 1995 (Appendix 2).
     Taking into consideration the fact that the Constitution, laws and statutory acts of the Republic of Kazakhstan state that all the bowels of earth, including natural resources, belong exclusively to the Republic, the government of the Republic of Kazakhstan has entitled the Competent authority to conclude the Contract in accordance with all the regulations.
     Ministry of energy and natural resources together with the Joint Venture Kimpesaysky mine group have agreed that the present Contract will regulate their mutual rights and obligations during exploitation of  Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits situated  in Aktyubinsk oblast of the Republic of Kazakhstan.
The Competent authority and the Contractor have concluded the Contract as follows:

Article 1. Definitions

Terms and definitions, that were not given any explanation in the given article, bear the meaning indicated in the Decree of the President that has the force of the law dated January 27, 1996 “On mineral resources and subsurface management” (hereinafter referred to as Decree on mineral resources), and other legislative instruments on separate types of natural resources and on “Man-caused mineral formations”.
1.
Reimbursable expenses – expenses that in accordance with the terms and conditions of the present Contract and legislation of the Republic are intended for exploration works and that should be reimbursed in monetary or any other natural form.

2.	State (Republic) - the Republic of Kazakhstan
3.	State authority – central executive state body authorized to implement some certain functions on behalf of the state.
4.	Claim – the document applied to the License that determines the boundaries of the provided area of mineral resources, within the limits of which the works indicated in the License are permitted.
5.	The year of Contract validity – a period equal to 12 (twelve) months of the Gregorian calendar. Within the context of the Contract it starts when the document comes into effect.
6.
Effective date – the date stated in clause 3.1 of the present Contract when the Contract is registered in accordance with the existing legislation of the Republic of Kazakhstan in the Ministry of energy and natural resources.

7.
 Mining – means operations (works) related to natural resources extraction out of the bowels of earth and out of man-caused mineral formations that belong to the state, including all the processing operations.

8.
Law on subsurface management – the Decree of the President of the Republic of Kazakhstan that has the force of law dated January 27, 1996 “On mineral resources and subsurface management” and other legislative instruments on separate types of natural resources and on “Man-caused mineral formations”.

9.	Commercial discovery – the discovery of one or more deposits on the contract territory that are economically profitable for the mining.

10.
Competent authority – means Ministry of energy and natural resources of the Republic of Kazakhstan entitled to carry out all the operations directly connected with the performance and cessation of the present Contract.

11.	Contract – present contract of nickel-cobalt ores extraction concluded between the Competent authority and the Contractor, as well as all the appendixes to the given Contract.
12.
Contract territory – the territory determined in clause 4 of the License by geographic   coordinates and provided for the exploration works at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits situated  in Aktyubinsk oblast of the Republic of Kazakhstan.

13.
License – permissions issued to the Contractor by the government of the Republic of Kazakhstan for development of nickel-cobalt ores deposits situated in Aktyubinsk oblast of Kazakhstan for the period of 3-5 years (see appendix 2).

14.	License department – executive authority, Licensor, which in accordance with the existing legislation is entitled to issue licenses.
15.
Licensing activity – all the works specified in the License and Contract connected with the exploration works at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits situated  in Aktyubinsk oblast of the Republic of Kazakhstan.

16.	Deposits – deposits containing natural accumulations of nickel-cobalt ores.
17.
Tax legislation - the Decree of the President of the Republic of Kazakhstan that has the force of law dated April 24, 1995 #2235 “On taxes and other obligatory budget payments”, all the amendments and additions to it, as well as other legislative and statutory acts regulating tax payment.

18.
Bowels of earth – part of earth’s crust that lays below the topsoil and in the absence thereof below the surface and bottom of the reservoirs, that stretches to the depths available for subsurface operations with the consideration of technological progress.

19.	Subsurface use operations – works related to the polymetallic ores extraction conducted on the contract territory in accordance with the issued licenses.
20.	Contractor – subsurface user - Joint Venture Kimpesaysky mine group (private property), that has concluded a contract with the Competent authority.
21.	Government – the government of the Republic.
22.	Associated natural resources – component parts of the mineral wealth extracted together with the main natural resources.
23.
Favorable practice of deposit development – practice normally applied by subsurface users in different countries of the world and is considered to be rational, safe, efficient and necessary for realization of subsurface operations.

24.
Work program – all types of plans prepared for nickel-cobalt ores extraction at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits situated in Aktyubinsk oblast of the Republic of Kazakhstan.

25.	Nickel-cobalt ores – silicate nickel-cobalt ores containing industrial nickel reserves.
26.	Parties –Competent authority and Contractor
27.	Subcontractor – legal entity or natural person that concluded a contract with the Contractor on implementation of any part of Contractor’s obligations stipulated by the Contract.
28.	Third party – legal entity or natural person excluding Parties of the Contract.
29.	Approved reserves – geological and mineable reserves of mineral wealth approved by the state commission of experts.

Article 2. Contract Mission

The Contract mission consists in determination and legal implementation of contractual relationships between Competent authority and Contractor under the existing legislation of the Republic.

Article 3. Terms of the Contract

3.1 The present Contract comes into force since the date of its state registration in Ministry of energy and natural resources of the Republic of Kazakhstan basing on Licenses issued on 12 October, 1995: for III-Shandashinsky deposit series МГ # 414,  Shirpakainsky deposit series #415,  Kara-Obinsky deposit series  МГ #420,  Vostochno-Shandashinsky deposit series МГ#421,  Steninsky deposit series МГ #425, Novo-Shandashinsky deposit series МГ#425.
3.2 The term of the Contract is due on 12 October, 2000 (the last day of License МГ #426 expiration date).
3.3 The Contract prolongation is possible only after the License prolongation.
3.4 With the Contract prolongation the terms and conditions of the Contract can be changed with the written consent of the Parties, provided such amendments are not at variance with the license terms.

Article 4. Contract Territory

4.1 Contractor shall realize the nickel-cobalt ores extraction at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits  within the limit of the contract territory in accordance with the Licenses series МГ ## 414, 426, 415, 421, 420, 425 dated October 12, 1995 as well as with the terms of the Contract.
4.2 If during nickel-cobalt ores extraction at the above stated deposits it is found out that geographic limits of the beds go beyond the contract territory then this problem is settled either with the help of license terms changing or with additional license issuing.

Article 5. Ownership of Property and Information

5.1 All the tangible and fictitious assets gained by the Contractor for the nickel-cobalt ores extraction at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits  are the property of the Contractor.
5.2 Right for property stated in the clause 5.1 of the Contract may be pledged or used otherwise on favor of the Third party in order to provide financing of nickel-cobalt ores extraction in accordance with the existing legislation of the Republic.
5.3 Information on subsurface geology of mineral resources contained in bowels of earth, geological information of the deposits, reserves volume, development conditions, as well as other specific features of the earth’s bowels, expressed in geological reports, maps and other materials belongs to the State if it was financed by the government or to the Contractor if it was financed at the expense of the Contractor.
5.4 Information of mineral resources contained on the contract territory being in the ownership of the state is provided to the Contractor by the territorial administration Zapkaznedra of the main mineral resources administration KAZGOSNEDRA in an order stipulated by the legislation of the Republic.
5.5 Geological or any other information concerning mineral resources gained by the Contractor while extracting nickel-cobalt ores shall be handed over for storage, systematization and generalization to the Main administration of mineral resources KAZGOSNEDRA and its authorities.

5.6 Usage of geological information on mineral resources gained by the Contractor and handed over by him in accordance with the clause 5.5 of the present Contract, in educational, scientific or any other purposes is determined with the help of special agreement concluded between the Contractor and the Main administration of mineral resources KAZGOSNEDRA.
5.7 With the Contract termination the whole geological information passes into ownership of the state. Contractor shall hand over all the data and other mediums, including sources of information, to the Main administration of mineral resources KAZGOSNEDRA without any compensation.
5.8 Contractor shall on a grant basis provide statistical reporting to the competent authority in amounts and terms stipulated by the program of statistical works in accordance with the legislation of the Republic of Kazakhstan “On government statistics”  #98-1 3 PK dated 07.05.97.
5.9 Statutory acts of the authorized agency concerning organization and implementation of primary accounting and statistics shall be obligatory for the Contractor.
5.10 Authorized agency shall provide the Contractor with the statistical reporting blanks as well as with the instructions on completion of such forms.
5.11 Contractor is guaranteed with the confidentiality of all the information provided by him to the agencies of government statistics. Statistical information dissemination is allowed only by approbation of the Joint Venture Kimpersaysky mine group.
5.12 Violation of the law “On government statistics” entails responsibility envisaged by the existing legislation.

Article 6.  Government’s Right of Natural Resources Acquisition and Requisition

6.1 In case of war, natural disaster or any other cases stipulated by legislation as emergency situations, the government has the right of requisition of some part of or all the natural resources that are in the ownership of the Contractor. Requisition may be realized at the rate necessary for the government for the whole period of emergency.
6.2 Government guarantees compensation for the requisitioned resources either by natural payment or by paying off the cost according to the world market prices, valid for the requisition day (the foreign Contractor shall get compensation in freely convertible currency while the national Contractor in national currency of the Republic).
6.3 The government has the priority right for acquisition of nickel-cobalt ores at the prices not exceeding the world market price.

Article 7. General Rights and Obligations of the Parties

7.1 Contractor has the right to:
7.1.1 Carry out the nickel-cobalt ores extraction at the contract territory on the exceptional basis.
7.1.2 Independently realize any legal actions concerning subsurface use within the limits of the contract territory vested to the Contractor in accordance with the terms envisaged by Licenses and the Contract.
7.1.3 Use the results of its activity, including gold, copper, zinc, silver and sulfur, at its own convenience.
7.1.4 Construct objects of productive and social sphere needed for nickel-cobalt ores extraction on the contract territory and if necessary on other ground areas.
7.1.5 On the nod with the owners use the objects and services of general usage both on the contract territory and beyond it.
7.1.6 As a matter of priority negotiate on prolongation of Contract terms in conformity with the order stipulated by the clause 3.3 of the present Contract.

7.1.7 Attract subcontractors for implementation of separate works connected with the nickel-cobalt ores extraction.
7.1.8 Transfer all or part of its rights to other parties observing the terms stipulated by the Contract and legislation of the Republic.
7.1.9 Cease its activity on terms envisaged by the Contract and legislation of the State.
7.1.10 In case of Contract cancellation the Contractor has the right to independently dispose of its properties.
7.1.11 This list may be expanded on consent of the Parties provided it does not contrary to the state legislation.
7.2 Contractor is obliged to:
7.2.1 Start commercial extraction of nickel-cobalt ores in accordance with the working (technical) draft and work program (appendix 1), coordinated by the Parties.
7.2.2   Select most effective methods and technologies for ores extraction based on the standards of the world practice.
7.2.3 Use the contract territory only for the purposes stipulated by the License and the Contract.
7.2.4 Realize nickel-cobalt ores extraction at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits in strict correspondence with the legislation of the state and the work program.
7.2.5 Not prevent other people from free moving within the contract territory, from usage of objects and services of general usage or conduct other types of works including prospecting and extraction of other mineral resources unless it refers to special security terms and if such activity doesn’t hamper the ore extraction.
7.2.6 Observe the process flow sheets and projects of nickel-cobalt ores extraction including population and personnel security.
7.2.7 Give preference to the equipment, materials and finished commodity produced in the State provided they are quite competitive by ecological and technical qualities, prices, operational characteristics and terms of delivery.
7.2.8 Give priority to the state organization in services at the extraction of ore, including the usage of air, water, railway and other types of transport provided the services are competitive by price, efficiency and quality.
7.2.9 Give the preference to the Kazakhstan specialists for the extraction works.
7.2.10 Provide the Competent authority with the work program and information on the process of its realization.
7.2.11 Finance not less than 2 (one)% of the total amount of investments for the professional training of Kazakhstan personnel attracted for the Contract works.
7.2.12 Freely provide the control agencies of the state with all the necessary documents while implementing its official functions and eliminating detected violations in proper time.
 7.2.13 Transfer information on nickel-cobalt ores extraction to the third parties and if necessary, with the written consent of other Parties.
7.2.14 Pay taxes and carry out other compulsory payments in proper time.
7.2.15 In the course of its activity preserve objects of cultural and historical importance situated on the contract territory.
7.2.16 Forecast long-term ecological consequences of its activity and provide these forecasts to the authorized agency and public authorities of environmental protection not later than 1 year before the Contract cessation.
7.2.17 Leave the contract territory in condition correspondent to the requirements of mining and sanitary inspection, conservation of mineral wealth and surroundings.
7.2.18 Restore the land areas and other natural objects whose condition had been disturbed by the Contractor’s activity to the condition suitable for further usage in accordance with the requirements of acting legislation of the Republic.

7.3 Obligations of the Competent authority:
7.3.1 Provide performance and cessation of the contract in order and on the grounds stipulated by the legislation of the Republic.
7.3.2 Provide the License committee with the proposals concerning License withdrawal or alteration of its terms.
7.3.3 Secure the land area to the Contractor with the right of land tenure in correspondence with the issued license.
7.4 Rights of the competent authority:
7.4.1 Represent the government at negotiations with the Contractor according to the terms of the Contract.
7.4.2 Send in proposals to the License committee concerning the License terms alteration in the process of Contract performance.
7.4.3 Require regular and selective accounting of the Contractor on performance of the Contract.
7.4.4 Inspect the nickel-cobalt ore extraction carried out by the Contractor including the Contractor’s documentation related to the activity on performance of the Contract.
7.4.5 Have access to any kind of works on the contract territory connected with the nickel-cobalt ores extraction.

Article 8. Work Program

8.1 Contractor performs extraction of nickel-cobalt ores at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits in accordance with the work program approve by the Competent authority.
8.2 The work program is elaborated on the basis of technical and economic calculations and substantiations, expert evaluation of nickel-cobalt ores reserves of each above-mentioned deposits as well as other materials with due regard for good utility practices of deposit development.
8.3 Contractor may make suggestions concerning changing or expanding of the agreed work program. All the amendments to the work program shall be introduced in a written form with the mutual consent of the Parties.

Article 9. Social Infrastructure Development

9.1 Contractor shall provide a certain number of workplaces for the local population as well as accommodation for the workers and shall solve various social problems. The financial means in amount of 15 Mio. tenge shall be assigned for these purposes for the whole period of currency of the Contract.

Article 10. Industrial Training

10.1 It is stipulated that the Contractor shall provide financing of compulsory industrial training in amount of not less than 1 % of the total expenses assigned for the minimum work program implementation.

Article 11. Stage of Production

11.1 Contractor is empowered to carry out extraction on the contract territory during 4 (four) successive years.
11.2 Contractor shall start extraction works not later than 30 days after signing the Contract.

Article 12. Calculation and Accounting

12.1 Contractor shall keep books and within a given period save all the accounting records connected with the extraction of nickel-cobalt ores at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits in correspondence with the existing legislation of the Republic.
12.2 Contractor shall provide the competent authority with the detailed reporting of his activity for the previous year not later than January 15 of the current year.
12.3 Contactor shall submit activity report to the state bodies in terms and order stipulated by the legislation.
12.4 Competent authority is entitled to revise the Contractor’s performance of the terms of the Contract with the help of one’s representative be present at the process of extraction of nickel-cobalt ores carried out by the Contractor.

Article 13. Nickel-cobalt Ores Measuring

13.1 The weighing of nickel-cobalt ore as well as determination of its accompanying components extracted as the exploration of Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits of the Contract territory shall be carried out by the Contractor in accordance with the methods and practice adopted in the Republic.
13.2 Every 6 months Contractor shall with the help of representatives of the competent authority carry out tests of equipment and devices applied for weighing and measuring ores at the above-mentioned deposits.
13.3 In case the test or inspection reveals some defects of equipment or devices then with failure to determine the faultiness period, the half of period since the last time of measurement is considered to be the term of the defect.
13.4 In case Contractor decides to modify the existing methods or change the standard measuring instruments, he is obliged to notify the Competent authority not later than 30 days in advance in order to provide the representatives of the authority with the opportunity to witness all the changes and modifications.

Article 14. Subcontracted Works Implementation

14.1 Contractor within the framework of yearly work program shall provide the Competent authority with the plan of subcontract works, list of subcontractors for delivery of materials, equipment and services that are to be concluded for the next calendar year with the calculation of subcontracts cost as well as the list of potential local and foreign subcontractors.
14.2 When concluding all the subcontracts, the Contractor shall give priority to the services, equipment, materials and finished commodity produced in the Republic of Kazakhstan provided they are competitive by ecological and technical parameters, prices, operational characteristics and terms of delivery.
14.3 As a rule subcontractors shall be attracted by the Contractor on a competition basis.
14.4 Contactor is responsible for the performance of subcontract agreements in accordance with the existing legislation.

Article 15. Financing

15.1 Contractor shall assume responsibility for the complete financing of one’s activity under Contract in correspondence with the work program approved by the Parties.
15.2 Contractor may freely obtain credits in any currency in the Republic and abroad in order to finance one’s activity unless it is at variance with the existing legislation of the Republic.

15.3 Contractor is empowered to open accounts both in national and foreign currency in the national and foreign banks in order to get financial means for the performance of the Contract that are represented by receipts and expenditures stipulated by the Contract.
15.4 All kinds of amendments envisaged by the Contract shall be implemented in order prescribed by the legislation of the Republic.
15.5 Contractor and subcontractors effect currency transactions in accordance with the existing legislation of the Republic on currency regulation.
15.6 Any losses incurred by the Contractor when extracting nickel-cobalt ores at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits shall not be indemnified by the government.

Article 16. Taxes and Payments

16.1 When extracting nickel-cobalt ores Contractor is obliged to pay taxes and make other payments in correspondence with the tax legislation of the Republic of Kazakhstan consisting of Decree of the President of the Republic of Kazakhstan “On taxes and other budget commitments” dated April 24, 1995 #2235, its amendments and appendixes as in force for the time being as well as other laws, decrees of the President of the Republic, government resolutions, decisions and enactments and other sublegislative acts of ministries and departments of the Republic that have legal force and regulate taxes, payments and duties flowing to the state budget as well as acts, instructions, explanatory documents of the Department of tax reforms of the Ministry of finance of the Republic of Kazakhstan (or any other state authority to which it may be reorganized) that had been issued in order to interpret the existing legislation.
16.2 The Republic of Kazakhstan guarantees that the Contractor shall pay only the above-stated taxes, payments and duties.
16.2.1 Income tax of legal entity. Contractor shall pay income tax in accordance with the rates determined in the issues 30-33 of the Decree of the President of the Republic of Kazakhstan “On taxes and other budget commitments” dated April 24, 1995 #2235 (hereinafter referred to as Tax Code), Contactor takes responsibility for the completeness of assessments and transfer of income tax to the budget. At that income tax is deducted from the paying source in correspondence with the rates stipulated by the legislation as in force for the time being excluding dividend tax deducted by rates valid for the moment of Contract signing.
16.2.2 Income tax of natural persons – employees of the Contractor is deducted by legislation rates as in force for the time being.
16.2.3 Value Added Tax is deducted by rates envisaged by Article 66 of the Tax code.
16.2.4 Excises, if necessary, are paid by rates envisaged by Article 77 of the Tax code.
16.2.5 Securities business tax is paid by rates envisaged by Article 89 of the Tax code.
16.2.6 Land tax is paid by rates of Tax legislation as in force for the time being.
16.2.7 Transport tax is paid in amount indicated in the Article 128 of the Tax code.
16.2.8 Property tax of legal entity is paid in amount envisaged by Article 133 of the Tax code.
16.2.9 Auction sales tax when needed is paid in amount envisaged by legislation as in force for the time being.
16.2.10 Legal entity registration duty shall be paid in amount envisaged by legislation as in force for the time being.
16.2.11 Charge for the right to perform separate forms of activity shall be paid in amount envisaged by legislation as in force for the time being.
16.2.12 Tax payments shall be charged in accordance with the legislation as in force for the time being.
16.2.13 Water charge shall be paid in amount envisaged by legislation as in force for the time being. Charge for the water extracted at the same time with other mineral resources out of mines and open pits and water used repeatedly is not paid.

16.2.14 Forestry tax if necessary is paid in amount envisaged by legislation as in force for the time being.
16.2.15 Charges to the Conservation Foundation shall be made by rates envisaged by local government authorities. Fines and payments for environmental legislation violations are charged by rates envisaged by existing legislation.
16.2.16 Contractor guarantees compensation of the budget expenses for the geological survey realized on the contract territory at the expense of state budget during the period of deposit development.
16.2.17 Payments to the Road fund are made in accordance with the Decree of the President of the Republic of Kazakhstan “On Road Fund” dated December 21, 1995 #2701.
16.2.18 Payments to the state employment fund, state social insurance fund, fund of compulsory medical insurance and state pension fund are made in accordance with the existing legislation.
16.2.19 Special taxes and payments of subsurface users:
            a)  Signature bonus is paid in amount of 5000 USD not later than 20 days after signing the Contract by the Competent authority.
            b) Commercial discovery bonus is paid by zero rate.
            c) Extraction bonus is paid by zero rate.
            d) Royalty is paid in amount of 2.21% of the total volume of salable ore at a price of metals extracted out of nickel-cobalt ores. Royalty is paid monthly, not later than the 10th day of the month following the accounting period. Royalty may be charged in natural form after coordination with the government of the Republic of Kazakhstan or with Competent authority acting on behalf of the government.
In this case the government of the Republic of Kazakhstan is obliged not later than 60 days beforehand to warn the Contractor and coordinate all the points, terms, quantity and other terms of delivery of raw materials.
             e) Excess profits tax rates are settled in the following amounts depending on achieved internal rate of return:

Internal rate of return, %	Ratio of excess profit tax rate (expressed in%) to the net profit for financial year
Less or equal to 20%	0
More than 21% but less or equal to 22%	4
More than 22% but less or equal to 24%	8
More than 24% but less or equal to 26%	12
More than 26% but less or equal to 28%	18
More than 28% but less or equal to 30%	24
More than 30%	30

16.3 Contractor shall inform its subsidiaries and subcontractors that provide services about the fact that they and their staff shall pay taxes in correspondence with the legislation of the Republic of Kazakhstan as in force for the time being.
16.4 Foreign employees shall pay income tax of natural persons and other types of taxes in accordance with the tax legislation of the Republic as in force for the time being in case other provisions are envisaged by the ratified international agreements. In such cases the ratified international contracts in accordance with the clause 3 of article 4 of the Constitution of the Republic of Kazakhstan shall prevail over internal legislation.
16.5 If in commercial and financial operations the Contractor uses prices different from those applied among independent enterprises, then Tax service for tax purposes may correct the tax-payers’ profit due to the price difference. Performing such operations is intended to determine their real essence and impose penalties.

16.6 Any taxes and payments stipulated by the present Contract shall be paid in terms stipulated by the legislation of the Republic of Kazakhstan and the present Contract. All the taxes, payments and duties shall be paid in tenge or any currency as agreed between Contractor and the government of the Republic of Kazakhstan and shall be entered in an order approved by the legislation of the Republic in accounts indicated by authorities of tax and finance services of the Republic.
16.7 Neither activity (operations, actions) of Contractor representing mining operations under the Contract, nor taxes and payments paid by the Contractor under the present Contract shall not release the Contractor from paying taxes and payments for activity (operations, actions) not related to the mining activity as well as shall not change the paying obligations anyway. Taxes and payments not connected with the mining operations but envisaged by the Contract shall be paid in correspondence with the existing legislation.
16.8 Contractor affirms that tax authorities of the Republic of Kazakhstan shall have access to the information concerning and bank accounts of the Contractor including those opened in foreign banks abroad. Contractor agrees to provide the tax authorities of the Republic of Kazakhstan with any information related to such accounts that may be enquired from time to time and thus refuses of confidentiality for the information of these accounts that may exist in accordance with the regulations on bank secret and in correspondence with any other similar laws.
16.9 Punitive penalties, interests and fines for untimely tax payments to the budget as well as concealment of income, wrong taxation and other violations of tax legislation are applied in accordance with the tax legislation as in force for the time being.
16.10 Profits gained from transfer of authority shall be taxable in correspondence with the general tax legislation.
16.11 Contractor has no right to join receipts and expenditures in order to determine any taxes and payments provided he carries out activity under several Contracts concluded with the Competent authority.
16.12 Tax stabilization
16.12.1 Tax regime established by the present Contract concluded in approved order and confirmed by compulsory tax expertise in the tax committee of Ministry of finance of the Republic of Kazakhstan or any other authorized agency shall stay immutable till cessation of the Contract except special cases and conditions stipulated by the present clause.
16.12.2 Any amendments to the tax legislation of the Republic introduced after signing the present Contract shall not influence tax obligations of the Contractor except cases when such amendments in their essence are the alteration of the tax envisaged by the present Contract and does not change the level of taxation as compared to the moment of Contract signing.
16.12.3 Amendments to the legislation imply establishment of new conditions and rules that differ from rules and conditions stated in the Contract and that are realized with the help of the following methods:
•	Adoption of new acts that are effective as law;
•	Introduction of any changes or amendments to the acts effective as law;
•
Effectiveness of international agreements and/or modification of terms and conditions of such international agreements whose implementation influences the application of internal acts effective as law.

•	Adoption of new acts and introduction of changes to the effective sublegislative acts.
16.12.4 Un case of introduction of amendments to the tax legislation, effectiveness of international agreements or their cessation that will take place after signing the Contract and that will result in impossibility of following the initial terms of the Contract, the Contractor and the competent authority as well representatives of tax authorities shall immediately gather and after reaching consensus shall introduce all the necessary amendments and alterations to the present Contract in order to restore economic interests of the Parties that were as in force at the moment of signing the Contract.

16.12.5 The provisions of this issue shall be applied to all types of taxes and payments except cases stipulated by the present clause.
16.12.6	Contractor shall within 10 days after the date of Contract effectiveness provide the following tax authorities with the copies of the Contract:
•	Local departments;
•	Department of tax reforms of Ministry of finance of the Republic of Kazakhstan that is responsible for tax inspection.

Article 17. Accounting

Contractor shall carry out complete and accurate accounting of all the receipts and expenditures connected with the development of mineral resources deposits in correspondence with the Decree of the President of the Republic of Kazakhstan “On Accounting” #2732 dated December 26, 1995.
17.1 Contractor shall keep books and settle accounts by all types of financial activity under the Contract and shall keep all the account books and registration documents for exact reflection of expenses by various works as well as for reflection of quantitative and monetary values of the extracted product.
17.2 Contractor shall provide the Competent authority with the corresponding written reports in an order stipulated by the clause 6.2 of the present Contract.
17.3 Competent authority is empowered to revise all the account books and registration documents of the Contractor once a year. The Contractor shall be notified of such revision 30 days in advance. Such revision shall not disturb the normal course of deposit exploration.
17.4 Revisers have access to all the account books, material and other information and if necessary may inspect production divisions and sections within deposit area.
17.5 When notified of violations revealed as a result of the revision, the Contractor shall in proper time within 60 days eliminate these defects and inform the Competent authority.

Article 18. Insurance

18.1 Within 30 days after signing the Contract, the Contractor shall elaborate and submit to the Competent authority the insurance program on insuring property and responsibility connected with the extraction of nickel-cobalt ores at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits stipulated by the present Contract.
18.2 Insurance is envisaged for property risks and responsibility risks related to:
•	Transportation and storage of goods delivered to the site of ore extraction of the above-stated deposits;
•	Contractor’s property used in the process of nickel-cobalt ores extraction including rented or leased property;
•	Pollution of environment, including land and expenses for damage consequences elimination including melioration and land restoration;
•	General civil and legal responsibility before third parties.
18.3 Personal death insurance as a result of accident or physical injuries is registered for the staff hired for extraction of polymetallic ores at the above-mentioned deposits in accordance with the legislation of the Republic.

18.4 Contractor shall provide medical insurance, industrial injuries insurance and professional diseases insurance.
18.5 Contractor shall provide his workers with the social insurance.
18.6 Contractor may choose insurance companies at his own discretion in correspondence with the legislation of the Republic.

Article 19. Liquidation and Liquidation Fund

19.1 Six months before the Contract cessation, the Contractor shall submit to the Competent authority a program of elimination of activity consequences as stipulated by the present Contract including liquidation expenses estimate.
19.2 Liquidation and conservation of activity is realized in accordance with the order stipulated by the government.
19.3 The liquidation program shall envisage elimination of constructions and equipment used by the Contractor in the process of its activity on the contract territory.
19.4 In order to provide complete financial security of liquidation program, the Contractor shall establish a liquidation funs in amount of 1% of annual rate of production sales. Contractor shall control the work of the liquidation fund. After approval of restoration expenses estimate, the rate of the fund may be revised.
19.5 The rate of annual liquidation assessments is determined in accordance with the order established by the government. Annual assessments to the liquidation fund made by the Contractor are included to the extraction content and are calculated by multiplication of monthly amount of nickel-cobalt ores extraction to the rate of liquidation assessments.
19.6 If actual expenses for liquidation exceed the rate of liquidation fund, then the Contractor makes additional financing owing to reserves intended for unforeseen expenses.
19.7 If actual expenses for liquidation turn out to be less than the rate of liquidation fund, then the excessive financial means are transferred to the Contractor and shall be included to the taxable income.
19.8 If the government decides to further use all or some part of constructions transferred to the Contractor after cessation of the Contract then the Contractor shall not bear any responsibility for realization of liquidation program and transfers to the state all the authorities for all the actual assets accumulated in the liquidation fund.

Article 20. Conservation of Mineral Resources and Environment

20.1 When performing the Contract, the Contractor shall observe the legislation of the Republic that refer to the conservation of environment and mineral resources and take all the necessary measures in order to:
•	Secure life and health of the population;
•	Secure rational and complex usage of natural resources;
•	Preserve natural landscapes and restore destroyed land and other geomorphologic structures;
•	Preserve characteristics of energetic condition of upper layers to prevent earthquakes, landslides, floods and subsidence of rocks.

20.2 When developing Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits, the Contractor shall first of all observe:
I. Environmental challenges:
•	Preservation of surrounding;
•	Prevention of man-caused desertification;
•	Prevention of water and wind erosion of soil;
•	Isolation of absorbing and freshwater horizons in order to avoid their pollution;

•	Prevention of exhaustion and pollution of underground waters;
•	And other requirements in accordance with the legislation on subsurface management and preservation of environment.

II. Requirements for conservation of earth resources:
•
Secure complete geological survey of the earth’s resources in order to correctly estimate the amount and structure of reserves and parts of nickel-cobalt ores deposits given for subsurface usage including the purposes not connected with the extraction;

•	Secure rational and complex usage of resources at all the stages of the stated deposits of nickel-cobalt ores;
•
Secure complete extraction of nickel-cobalt reserves of main and accompanying natural resources as well as associated components and industrial waste as a result of exploration of nickel-cobalt ores deposits;

•
Use mineral resources in correspondence with the requirements of the legislation on preservation of surroundings in order to avert negative impact of dangerous man-caused processes by extraction of nickel-cobalt ores;

•	Conserve mineral resources from floods, fires and other natural disasters that may worsen their quality or complicate exploitation and development of nickel-cobalt deposits;
•	Prevent soil pollution by exploration of these deposits;
•
Observe the order of cessation or suspense of extraction process stipulated by issue 29 of the Contract and order of liquidation of exploration objects of Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits stipulated by article 19 of the present Contract;

•	Observe environmental challenges by storage and placing of industrial and domestic waste in order to prevent their accumulation at columbine area and in areas of underground waters.

20.3 Before starting subsurface operations under the present Contract, the Contractor shall estimate the probable impact of planned activity to the surroundings get permission for subsurface usage in corresponding state environmental agencies.
20.4 Contractor shall monitor mineral resources and environment in order to estimate the impact of its activity and take measures to timely eliminate the negative impact.
20.5 Contractor shall eliminate the breach of environmental balance, carry out restoration works and fully compensate the damage caused.
20.6 State control over observance of the existing legislation on preservation of surroundings and mineral resources is realized by authorized state bodies.
20.7 Contractor shall carry out works for conservation of environment of the contract territory.
20.8 After cessation of the Contract or by gradual return of the contract territory, the Contractor transfers the contract territory in condition suitable for further usage in correspondence with the legislation of the Republic.
20.9 Any damage caused to the environment as well as to the contract territory itself during the Contract performance shall be restored at the expense of the Contractor till condition suitable for further usage.

Article 21. Population and Personnel Security

21.1 When extracting nickel-cobalt ores at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits, Contractor shall guarantee observance of sanitary norms and regulations for secure work realization foreseen by the legislation of the Republic as well as preventive measures for liquidation of accidents, professional diseases.

21.2 Should any danger for people’s life and health arise exploration of the nickel-cobalt ore deposits shall be forbidden.
21.3 State control over observance of the norms and standards for accident prevention and industrial sanitary by exploration of Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits shall be realized by special authorized state agency.
21.4 Basic requirements for safe exploration of nickel-cobalt deposits are as follows:
•	Works shall be implemented by people who have special training and qualification while administrative work shall be realized by staff with special education.
•	Personnel shall be provided with the overalls and means of individual and collective protection.
•	Machinery, equipment and materials applied shall correspond to safety and sanitary norms.
•	Explosives shall be taken stock of and stored and consumed properly.
•	A number of geological, mine-surveyor and other observations shall be conducted in order to provide technological cycle of works and dangerous situations forecasting.
•	Technical documentation and accidents liquidation plans shall be timely replenished with the data clarifying the limits of areas of safety works realization.
•	Project systems of deposits development shall be strictly observed.
•
The range of sanitary-protective zones at Novo-Shandashinsky, Vostochno-Shandashinsky, Shandashinsky, Shirpakainsky, Kara-Obinsky and Steninsky deposits shall be determined on the basis of dispersion estimate.

•	Surface concentration of harmful substances not exceeding the allowed limits for the settlements shall be observed on the borders of sanitary-protective zones.
•
Draft amendment of National sanitary and epidemiological service of the Republic of Kazakhstan shall be revised within 6 months after the Contract registration and submitted to the authorities of the National sanitary and epidemiological service. (letter $41-2.9-1410 dated 05.11.96)

•	Sanitary and hygienic measures shall be taken to prevent diseases caused by temporary disability as well as professional diseases.
•	Special conditions shall be created for health promotion.
•	Existing sanitary legislation, sanitary norms and hygienic standards shall be strictly observed.
•	Preliminary and regular medical examinations shall be organized for the employees who work in harmful and unfavorable conditions.
•
Laboratory control over airspace in the working area and over dangerous and harmful industrial factors (such as noise, vibration, heaviness, tension and etc.)at working places shall be organized regularly

•
Contractor’s official with appearance of direct threat for people’s life and health shall immediately stop the works and provide the transportation of people to safe places and notify Competent authority as well as local executive powers.

Article 22. Parties’ Responsibility for the Contract Terms Violation

22.1 All the transactions closed by the Contractor in direct or indirect form that violate the requirements of the License and the Contract shall be declared invalid.
22.2 Contractor bears full responsibility before the Competent authority and third parties for the consequences of actions stated in clause 20.1 of the present Contract.
22.3 Persons guilty of concluding the mentioned bargains as well as of other violations of the legislation on subsurface management shall bear statute-established disciplinary, material, administrative and criminal liability.

Article 23. Force Majeur

23.1 Neither of the Parties shall bear responsibility for breach of any obligations stipulated by the Contract if such violation was caused by force-majeur.
23.2 To force-majeur belong emergency and unforeseen situations such as war conflicts, natural disasters and calamities (fires, etc.). But the given list is not exhaustive.
23.3 Should any force-majeur circumstances arise, the Party that had suffered from it shall immediately notify the other Party by post or personally thus clarifying the date of beginning of such circumstances and describing the situation.
23.4 By force-majeur circumstances the Parties shall call a meeting in order to find any solution out of the situation and shall use all the means possible to minimize the consequences.
23.5 Should any circumstances arise which make complete or partial fulfillment by either party of its obligations under the present Contract impossible, the time stipulated for the fulfillment of these obligations shall be extended for as long as these circumstances prevail.

Article 24. Confidentiality

24.1 Information received by any Party during the Contract execution shall be considered confidential provided it is agreed between the Parties.
24.2 Parties have no right to disclose any such confidential information to any third parties without consent of other Party except cases when:
•	Such information is used in the course of legal proceedings;
•
Such information is given to third parties hired be the Contractor provided this third party takes liability for considering this information as confidential and use it only for the purposes and terms determined by the Parties;

•
Such information is introduced to the bank or any other financial establishment where the Contractor gets financial means provided this third party takes liability for considering this information as confidential and use it only for the purposes and terms determined by the Parties;

24.3 Parties basing on existing legislation determine the terms of confidentiality for all the documents, information and reports connected with the extraction of nickel-cobalt ores on the contract territory.

Article 25. Transfer of Authority and Obligations

25.1 Transfer of authority and obligations to the third party (except branch establishments of the Contractor) is allowed only with the permission of the license authority.
25.2 Expenses related to the transfer of authority and obligations under the present Contract shall be borne by the Contractor and compensated by the government.
25.3 As long as the Contractor shares the rights and obligations under the Contract with the third parties they all shall carry solidary liability.

Article 26. Applicable Law

26.1 The Contract and other agreements signed on the basis of the Contract shall be interpreted in accordance with the legislation of the Republic of Kazakhstan.
26.2 Contractor bears responsibility for performance of the international obligations in the sphere of conservation of surroundings on the contract territory and areas adjacent to it.

Article 27. Dispute Resolution

27.1 All disputes in connection with this Contract shall be settled in an amicable way.
27.2 Should the Parties fail to reach amicable settlement within 60 days, the dispute shall be settled by the court authorized or by the board of domesticities of the Supreme Court of the Republic of Kazakhstan. The decision of such authorities shall be considered final and compulsory for each Party.

Article 28. Contract Stability Guarantees

28.1 Provisions of the Contract shall stay invariable for the whole period of Contract performance.
28.2 All the alterations and supplements t the legislation that might worsen the Contractor’s situation adopted after signing the Contract shall not be applied to the present Contract.
28.3 In case of such alterations and supplements stipulated by the clause 28.2, the Parties shall be guided by the clause 16.11 of the present Contract.

Article 29. Terms of Cancellation and Termination of the Contract

29.1 Competent authority shall immediately interrupt the performance of the Contract if:
•	The License is suspended;
•	There is a direct threat for life and health of people working or living in an industrial area connected with the performance of the Contract.
29.2 Competent authority is empowered to suspend the Contract in case if:
•	Contractor carries out activity not stipulated by the work program;
•	Contractor in the course of activity violates the legislation of the Republic of Kazakhstan on conservation of mineral resources and environment and breaches safe working conditions;
•	Contractor is declared bankrupt in accordance with the legislation of the Republic of Kazakhstan.
29.3 In case of suspense of the Contract, the Competent authority shall notify the Contractor of the reasons for such suspense in a written form and set reasonable terms for its elimination.
29.4 After notification of the elimination of the causes for suspense, the Contract shall be resumed.
29.5 The Contract shall be ceased before the appointed time only in the following cases:
•	When the Contractor fails to eliminate the reasons for suspense of the Contract or when the Contractor fails to eliminate them the time limits set by the Competent authority;
•	When the License is ceased before the appointed time;
•	When the Contractor is invalidated in accordance with the legislation on subsurface management;
•	When the court confirms the fact of violation of legislation by signing and registering of the Contract;
•	When the court confirms the fact of serious discrepancies either in terms of the contract and the license or in competitive terms on the basis of which this License had been granted to the Contractor;
•	When the Contractor violates the terms of full or partial transfer of authority to any third party in accordance with the article 25 of the Present Contract.

•
When the court confirms the fact that the Contractor had on purpose provided the Competent authority with or any other governmental authority with the false information concerning extraction of nickel-cobalt ores on the contract territory;

•	When the Contractor repeats the actions that caused the Contract suspense earlier;
•	When the Contractor interrupts the production process within the framework of the work program for more than 90 days except cases of force-majeur;
•	When any of the Parties breaches confidentiality stipulated by the present Contract.
29.6 Contractor shall cease the Contract for the reasons stated in clause 29.5 of the present Contract within 60 days receiving a correspondent written notification from the Competent authority.
29.7 Parties shall not be liberated from current obligations that were left unfulfilled to the moment when the Contractor was notified of cessation of the Contract.

Article 30. The Language of the Contract

30.1 The Present Contract as well as its appendixes and supplementary documents being the part and parcel of the present Contract shall be drawn up in Russian.
30.2 The Parties agree that both Kazakh and Russian shall be used for communicative purposes. Starting from the moment of signing the contract the major part of technical documentation and information concerning the process of exploration of nickel-cobalt ores shall be drawn up on Russian.
30.3 Al the tables and other accounting documents shall be printed with the headings both in Kazakh and Russian and may be filled in either in Kazakh or Russian.
30.4 Any documents and information referring to administrative activity shall be made up in Kazakh and Russian.

Article 31. Other Provisions

31.1 All the notifications and documents for Contract execution shall be considered as provided and delivered properly by each Party only when it can be confirmed by facts.
31.2 Notifications and documents shall be handed over either personally or sent by post, air, telex or telegraph to the following addresses:

Ministry of energy and natural resources of the Republic of Kazakhstan:
480091 Almaty, Bogenbay Batyr Str., 142
Tel: +7 3272 62-64-10

Kazkh-Russian-Belorussian joint venture “Kempirsaysky mine group”
464830 Aktyubinsk oblast, pos. Batamshinsky, Lenin Str., 30
Tel: 2-20 21-65

31.3 By any change of addresses, each of the Parties shall timely notify the other Party in a written form.
31.4 All the supplements and appendixes to the present Contract shall be considered its part and parcel.  In case of any differences found between provisions of appendixes and the Contract, the Contract shall prevail.
31.5 All the amendments and supplements to the Contract shall be made after written consent of the Parties provided they do not contradict the terms of the License.

The present Contract has been concluded on 15 July, 1997 in Almaty, Republic of Kazakhstan by the plenipotentiaries of the Parties.

Minister of energy and natural resources           Joint venture “Kempirsaysky mine group”
                                                                                                           Chief executive

Signature________________________                 Signature___________________________